EXHIBIT 99.1

AutoZone 4th Quarter Same Store Sales Increase 4.5%; 4th Quarter EPS Increases to $12.75; Fiscal 2015 Sales $10.2 Billion; Fiscal 2015 EPS Increases to $36.03

MEMPHIS, Tenn., Sept. 22, 2015 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE:AZO) today reported net sales of $3.3 billion for its fourth quarter (16 weeks) ended August 29, 2015, an increase of 7.9% from the fourth quarter of fiscal 2014 (16 weeks). Domestic same store sales, or sales for stores open at least one year, increased 4.5% for the quarter.

Net income for the quarter increased 7.4% over the same period last year to $401.1 million, while diluted earnings per share increased 13.0% to $12.75 per share from $11.28 per share in the year-ago quarter.

For the quarter, gross profit, as a percentage of sales, was 52.5% (versus 52.3% for the same period last year). The improvement in gross margin was attributable to higher merchandise margins, partially offset by higher supply chain costs associated with current year inventory initiatives (-24 bps), and the impact of the Interamerican Motor Corporation (IMC) acquisition finalized during September, 2014 (-24 bps). Operating expenses, as a percentage of sales, were 32.2% (versus 31.6% the same period last year). The increase in operating expenses, as a percentage of sales, was primarily due to higher legal costs (-26 bps) and the impact of IMC (-16 bps).

For the fiscal year ended August 29, 2015, sales were $10.2 billion, an increase of 7.5% from the prior year, while domestic same store sales were up 3.8% for the year. Operating profit increased 6.7% on an operating margin of 19.2%. For fiscal 2015, net income increased 8.5% to $1.2 billion, while diluted earnings per share for the period increased 14.1% to $36.03 from $31.57. Return on invested capital was 31.2%, while full year cash flow before share repurchases and changes in debt was $1.018 billion.

Under its share repurchase program, AutoZone repurchased 633 thousand shares of its common stock for $430 million during the fourth quarter, at an average price of $680 per share. For the fiscal year, the Company repurchased 2.0 million shares of its common stock for $1.3 billion, at an average price of $632 per share. At year end, the Company had $348 million remaining under its current share repurchase authorization.

The Company's inventory increased 9.0% over the same period last year, driven by increased product placement, new stores during the fiscal year, and the acquisition of IMC. Inventory per location was $610 thousand versus $582 thousand last year and $629 thousand last quarter. The IMC acquisition increased inventory per location by $15 thousand this quarter. Net inventory, defined as merchandise inventories less accounts payable, on a per location basis was a negative $79 thousand versus negative $87 thousand last year and negative $68 thousand last quarter.

"I would like to thank our entire organization for the strong performance delivered this past fiscal year. We are pleased to report our thirty-sixth consecutive quarter of double digit earnings per share growth. Since our inception, we've been committed to providing exceptional customer service and trustworthy advice; our key point of differentiation. This commitment to our customers leads us to deliver exceptional financial performance. For the year, we reached many milestones which included generating over $10 billion in sales and completing the IMC acquisition. Our testing of our inventory availability initiatives, including expanding our multi-deliveries per week to stores and opening mega hub locations has concluded. We have determined that these tests were successful and we will begin implementing our new supply chain strategy now and complete it in a few years. Additionally, as we have routinely stated, we will remain committed to our disciplined approach to growing operating earnings and utilizing our capital effectively," said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter ended August 29, 2015, AutoZone opened 72 new stores and relocated two stores in the U.S., opened 23 new stores in Mexico, and opened two new IMC branches. As of August 29, 2015, the Company had 5,141 stores in 49 states in the U.S., the District of Columbia and Puerto Rico, 441 stores in Mexico, 20 IMC branches, and seven stores in Brazil for a total count of 5,609.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the United States. Each AutoZone store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, service stations, and public sector accounts. IMC branches carry an extensive line of original equipment quality import replacement parts. AutoZone also sells the ALLDATA brand diagnostic and repair software through www.alldata.com. Additionally, we sell automotive hard parts, maintenance items, accessories, and non-automotive products through www.autozone.com, and accessories and performance parts through www.autoanything.com, and our commercial customers can make purchases through www.autozonepro.com and www.imcparts.net. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, September 22, 2015, beginning at 10:00 a.m. (EDT) to discuss its fourth quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking "Investor Relations," "Conference Calls." The call will also be available by dialing (210) 839-8923. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (203) 369-1211 through Tuesday, September 29, 2015, at 11:59 p.m. (EDT).

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures include adjustments to reflect return on invested capital, adjusted debt, adjusted debt to EBITDAR, and cash flow before share repurchases. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company's capital structure in order to maintain its investment grade credit ratings and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: credit market conditions; the impact of recessionary conditions; competition; product demand; the ability to hire and retain qualified employees; consumer debt levels; inflation; weather; raw material costs of our suppliers; energy prices; war and the prospect of war, including terrorist activity; construction delays; access to available and feasible financing; and changes in laws or regulations. Certain of these risks are discussed in more detail in the "Risk Factors" section contained in Item 1A under Part 1 of our Annual Report on Form 10-K for the year ended August 30, 2014, and these Risk Factors should be read carefully. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and events described above and in the "Risk Factors" could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results.

AutoZone's 4th Quarter Highlights - Fiscal 2015

Condensed Consolidated Statements of Operations
4th Quarter, FY2015
(in thousands, except per share data)
	GAAP Results
	16 Weeks Ended	16 Weeks Ended
	August 29, 2015	August 30, 2014

Net sales	$ 3,290,404	$ 3,049,696
Cost of sales	1,562,856	1,454,480
Gross profit	1,727,548	1,595,216
Operating, SG&A expenses	1,058,276	965,015
Operating profit (EBIT)	669,272	630,201
Interest expense, net	47,065	49,426
Income before taxes	622,207	580,775
Income taxes	221,070	207,104
Net income	$ 401,137	$ 373,671
Net income per share:
Basic	$ 13.02	$ 11.50
Diluted	$ 12.75	$ 11.28
Weighted average shares outstanding:
Basic	30,813	32,495
Diluted	31,469	33,129

Year-To-Date 4th Quarter, FY2015
(in thousands, except per share data)	GAAP Results
	52 Weeks Ended	52 Weeks Ended
	August 29, 2015	August 30, 2014

Net sales	$ 10,187,340	$ 9,475,313
Cost of sales	4,860,309	4,540,406
Gross profit	5,327,031	4,934,907
Operating, SG&A expenses	3,373,980	3,104,684
Operating profit (EBIT)	1,953,051	1,830,223
Interest expense, net	150,439	167,509
Income before taxes	1,802,612	1,662,714
Income taxes	642,371	592,970
Net income	$ 1,160,241	$ 1,069,744
Net income per share:
Basic	$ 36.76	$ 32.16
Diluted	$ 36.03	$ 31.57
Weighted average shares outstanding:
Basic	31,560	33,267
Diluted	32,206	33,882

Selected Balance Sheet Information
(in thousands)
	August 29, 2015	August 30, 2014

Cash and cash equivalents	$ 175,309	$ 124,485
Merchandise inventories	3,421,635	3,140,100
Current assets	3,970,294	3,580,612
Property and equipment, net	3,510,455	3,310,475
Total assets (1)	8,107,172	7,497,163
Accounts payable	3,864,168	3,609,199
Current liabilities (2)	4,713,892	4,541,094
Total debt (1)	4,624,876	4,323,106
Stockholders' (deficit)	(1,701,390)	(1,621,857)
Working capital	(743,598)	(960,482)

(1) Certain balance sheet reclassifications have been made to the prior periods' financial information in order to conform to the current period's presentation due to the adoption of a new accounting standard.
(2) Current liabilities and total debt both include short-term borrowings of $0 at August 29, 2015 and $180,910 at August 30, 2014. These amounts represent current debt maturities that are in excess of our revolving credit facility available capacity.

	Adjusted Debt / EBITDAR (Trailing 4 Qtrs)
	(in thousands, except adjusted debt to EBITDAR ratio)
	Condensed Consolidated Statements of Operations	August 29, 2015	August 30, 2014
	Net income	$ 1,160,241	$ 1,069,744
Add:	Interest	150,439	167,509
	Taxes	642,371	592,970
EBIT		1,953,051	1,830,223

Add:	Depreciation and amortization	269,919	251,267
	Rent expense	269,458	253,813
	Share-based expense	40,995	39,390
	EBITDAR	$ 2,533,423	$ 2,374,693

	Debt (1)	$ 4,624,876	$ 4,323,106
	Capital lease obligations	132,990	119,603
	Add: rent x 6	1,616,748	1,522,878
	Adjusted debt	$ 6,374,614	$ 5,965,587

	Adjusted debt to EBITDAR	2.5	2.5

	Selected Cash Flow Information
	(in thousands)
		16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
		August 29, 2015	August 30, 2014	August 29, 2015	August 30, 2014

	Depreciation and amortization	$ 86,708	$ 78,981	$ 269,919	$ 251,267
	Capital spending	$ 187,834	$ 176,392	$ 480,579	$ 438,116

	Cash flow before share repurchases:
	Increase/(decrease) in cash and cash equivalents	$ 22,021	$ (20,864)	$ 50,824	$ (17,706)
	Subtract increase/(decrease) in debt, excluding deferred financing costs	113,100	(34,600)	303,800	156,800
	Add back share repurchases	430,498	187,675	1,271,416	1,099,212
	Cash flow before share repurchases and changes in debt	$ 339,419	$ 201,411	$ 1,018,440	$ 924,706

	Other Selected Financial Information
	(in thousands, except ROIC)
		August 29, 2015	August 30, 2014

	Cumulative share repurchases ($ since fiscal 1998)	$ 15,302,186	$ 14,030,770
	Remaining share repurchase authorization ($)	$ 347,814	$ 869,230

	Cumulative share repurchases (shares since fiscal 1998)	138,891	136,881

	Shares outstanding, end of quarter	30,659	32,304

		Trailing 4 Quarters
		August 29, 2015	August 30, 2014
	Net income	$ 1,160,241	$ 1,069,744
	Adjustments:
	Interest expense	150,439	167,509
	Rent expense	269,458	253,813
	Tax effect*	(149,483)	(150,412)
	After-tax return	1,430,655	1,340,654

	Average debt** (1)	4,458,114	4,258,796
	Average stockholders' deficit**	(1,619,596)	(1,709,778)
	Add: Rent x 6	1,616,748	1,522,878
	Average capital lease obligations**	127,060	108,475
	Pre-tax invested capital	$ 4,582,326	$ 4,180,371

	Return on Invested Capital (ROIC)	31.2%	32.1%

(1) Certain balance sheet reclassifications have been made to the prior periods' financial information in order to conform to the current period's presentation due to the adoption of a new accounting standard.
* Effective tax rate over trailing four quarters ended August 29, 2015 is 35.6% and August 30, 2014 is 35.7%.
** All averages are computed based on trailing 5 quarter balances.

AutoZone's 4th Quarter Fiscal 2015
Selected Operating Highlights
Condensed Consolidated Statements of Operations
Location Count & Square Footage

	16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	August 29, 2015	August 30, 2014	August 29, 2015	August 30, 2014
AutoZone Domestic stores (Domestic):
Store count
Beginning domestic stores	5,069	4,901	4,984	4,836
Stores opened	72	83	158	148
Stores closed	--	--	1	--
Ending domestic stores	5,141	4,984	5,141	4,984

Relocated stores	2	1	5	8

Stores with commercial programs	4,141	3,845	4,141	3,845

Square footage (in thousands)	33,515	32,443	33,515	32,443

AutoZone Mexico stores:
Stores opened	23	28	39	40
Total stores in Mexico	441	402	441	402

AutoZone Brazil stores:
Stores opened	--	1	2	2
Total stores in Brazil	7	5	7	5

Total AutoZone stores	5,589	5,391	5,589	5,391
Square footage (in thousands)	36,815	35,424	36,815	35,424
Square footage per store	6,587	6,571	6,587	6,571

IMC branches:
Branches opened	2	--	3	--
Branches acquired	--	--	17	--
Total IMC branches	20	--	20	--

Total locations chainwide	5,609	5,391	5,609	5,391

Sales Statistics
($ in thousands, except sales per average square foot)
	16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
Total AutoZone stores (Domestic, Mexico and Brazil)	August 29, 2015	August 30, 2014	August 29, 2015	August 30, 2014
Sales per average store	$ 564	$ 551	$ 1,761	$ 1,724
Sales per average square foot	$ 86	$ 84	$ 268	$ 263

Total Auto Parts (Domestic, Mexico, Brazil, and IMC)
Total auto parts sales	$ 3,179,164	$ 2,940,595	$ 9,824,876	$ 9,132,169
% Increase vs. LY	8.1%	(1.5%)	7.6%	3.1%

Domestic Commercial (Excludes IMC)
Total domestic commercial sales	$ 603,647	$ 533,789	$ 1,822,069	$ 1,613,690
% Increase vs. LY	13.1%	5.3%	12.9%	10.6%

All Other (ALLDATA, E-Commerce, and AutoAnything)
All other sales	$ 111,239	$ 109,102	$ 362,463	$ 343,144
% Increase vs. LY	2.0%	(0.6%)	5.6%	18.8%

	16 Weeks Ended	16 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	August 29, 2015	August 30, 2014	August 29, 2015	August 30, 2014
Domestic same store sales	4.5%	2.1%	3.8%	2.8%

Inventory Statistics (Total Locations)
	as of	as of
	August 29, 2015	August 30, 2014
Accounts payable/inventory	112.9%	114.9%

($ in thousands)
Inventory	$ 3,421,635	$ 3,140,100
Inventory per location	$ 610	$ 582
Net inventory (net of payables)	$ (442,533)	$ (469,099)
Net inventory / per location	$ (79)	$ (87)

	Trailing 5 Quarters
	August 29, 2015	August 30, 2014
Inventory turns	1.4 x	1.5 x
CONTACT: Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
         Media: Ray Pohlman at (866) 966-3017, ray.pohlman@autozone.com